CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

         As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 9 of our report dated December 31, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                    /s/  ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
March 31, 1998